UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 7, 2015

CANNABICS PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-192759	20-3373669
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, Md 20814

(Address of principal executive offices and Zip Code)

877 424-2429

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 7th, 2015, Cannabics Pharmaceuticals Inc. (the “Issuer”) executed an Intellectual Property & Subsidiary Assignment and an Assignment & Assumption of Debt & Liabilities Agreement with Cannabics, Inc., a Delaware Corporation, related party, and majority holder of the Issuer.

Said Agreements were executed as part of a restructuring of the Company, whereby the Research and Development components shall now be separate from the Issuer’s continuing business operations.

Per the Agreements, Cannabics, Inc. has Assumed $362,000 of the Issuer’s debts and liabilities in return for Assignment of a provisional patent related to High Throughput Screening and the Issuer’s subsidiary “Grin Ultra, Ltd.”.

The Issuer believes that by eradicating significant current debts and liabilities from the Issuer along with this new this division of labor in corporate structure, it is better enabled to focus its energies on current licensing opportunities and agreements already in place, particularly in its world-wide licensing of Cannabics SR capsule technology.

ITEM 9.01 EXHIBITS

99.1 Intellectual Property & Subsidiary Assignment

99.2 Assignment & Assumption of Debt & Liabilities Agreement

99.3 Debt Cancellation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 8, 2015

Cannabics Pharmaceuticals Inc.

By:	/s/ Itamar Borochov
Itamar Borochov, Director, CEO